EXHIBIT 11
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                      GRACO INC. AND SUBSIDIARIES



             COMPUTATION OF NET EARNINGS PER COMMON SHARE


                              (Unaudited)
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                                           Thirteen Weeks Ended        Twenty-Six Weeks Ended
                                         _______________________      ________________________

                                       June 30, 1995  July 1, 1994 June 30, 1995 July 1, 1995
                                       _____________  ____________ _____________ ____________
                                                (In thousands except per share amounts)

Net earnings applicable to
  common stock:

  Net earnings                                $8,532        $4,195       $13,968       $6,031

  Less dividends on preferred stock               19            19            37           37
                                       _____________  ____________ _____________ ____________


                                              $8,513        $4,176       $13,931       $5,994
                                       =============  ============ ============= ============

Average number of common and common
  equivalent shares outstanding:

  Average number of common
    shares outstanding                        11,489        11,514        11,453       11,514

  Dilutive effect of stock options
    computed on the treasury
    stock method                                 147            49           115           57
                                       _____________  ____________ _____________ ____________

                                              11,636        11,563        11,568       11,571
                                       =============  ============ ============= ============


Net earnings per common share
  and common equivalent share                  $0.73         $0.36         $1.20        $0.52
                                       =============  ============ ============= ============


   Primary and fully diluted earnings per share are substantially the same.
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